Filed Pursuant to Rule 424(b)(7)
File No. 333-255546
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01	8,500,000	$13.07	$111,095,000	$12,120.46

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the shares being registered.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s Class A common stock on May 24, 2021, as reported on the New York Stock Exchange.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 27, 2021)
AMC Entertainment Holdings, Inc.
8,500,000 Shares of Class A common stock
This prospectus supplement relates to the offer and sale from time to time by the selling stockholder identified in the section entitled “Selling Stockholder” of up to an aggregate of 8,500,000 shares of our Class A common stock, par value $0.01 (the “Class A common stock”).
The shares of Class A common stock described in this prospectus supplement may be sold from time to time pursuant to this prospectus supplement by the selling stockholder in a number of different ways and at varying prices. See “Selling Stockholder” and “Plan of Distribution.” We cannot predict when or in what amounts the selling stockholder may sell any of the shares of our Class A common stock offered by this prospectus supplement.
We are not selling any shares of our Class A common stock, and we will not receive any of the proceeds from the sale of shares by the selling stockholder. The selling stockholder will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the U.S. Securities and Exchange Commission (the “SEC”). The registration of the shares of our Class A common stock does not necessarily mean that any of such shares will be offered or sold by the selling stockholder.
Additional prospectus supplements may add, update or change information contained in this prospectus supplement. You should read this prospectus supplement together with the documents we incorporate by reference, carefully before you invest. The selling stockholder may offer and sell the shares of Class A common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMC.” The market prices and trading volume of our shares of Class A common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock to incur substantial losses. During 2021 to date, the market price of our Class A common stock has fluctuated from an intra-day low of $1.91 per share on January 5, 2021 to an intra-day high on the NYSE of $36.72 on May 28, 2021, and the last reported sale price of our Class A common stock on the NYSE on May 28, 2021, was $26.12 per share. During 2021 to date, daily trading volume ranged from approximately 23,598,228 to 1,254,198,812 shares. These extreme fluctuations in the market price of our Class A common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. While the market price of our Class A common stock may respond to developments regarding our liquidity, operating performance and prospects, developments regarding COVID-19 and vaccination progress, and developments regarding our industry, it may also experience rapid and substantial increases or decreases unrelated to our underlying business, or macro or industry fundamentals. Within the last seven business days, the market price of our Class A common stock has fluctuated from an intra-day low of 12.05 on May 21, 2021 to $36.72 on May 28, 2021, and we have made no disclosure regarding a change to our underlying business during that period. See “Risk Factors — Risks Related to This Offering.”

Investing in our Class A common stock is highly speculative and involves risks. You should carefully read and consider the risk factors included in this prospectus supplement, in our periodic reports, in the accompanying prospectus and in any other documents we file with the SEC. See the sections entitled “Risk Factors” below on page 8, in our other filings with the SEC and in the applicable prospectus supplement, if any.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 1, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a Registration Statement that we filed with the SEC on Form S-3 using a “shelf” registration process, the selling stockholder named herein may offer and sell, from time to time, in one or more offerings the securities described in this prospectus supplement. This prospectus supplement provides you with a general description of our Class A common stock that the selling stockholder may offer. To the extent required by applicable law, each time a selling stockholder sells Class A common stock under this prospectus supplement, such selling stockholder will provide you with this prospectus supplement and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus supplement or in documents incorporated by reference into this prospectus supplement. We urge you to carefully read this prospectus supplement and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information; Incorporation of Documents by Reference” before buying any of the shares of Class A common stock being offered. If there is any inconsistency between the information in this prospectus supplement and any free writing prospectus, you should rely on the information provided in the free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, including the information incorporated by reference as described under “Where You Can Find More Information; Incorporation of Documents by Reference,” and any free writing prospectus that we prepare and distribute.
Neither we nor the selling stockholder or any of our or its affiliates have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the selling stockholder. The selling stockholder may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus supplement and the accompanying prospectus and any other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus supplement.
This prospectus supplement contains summaries of certain of our agreements. The descriptions contained in this prospectus supplement of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.
The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021 (the “Annual Report”);

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our Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2021 (but only with respect to information required by Part III of our Annual Report);

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our quarterly report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 6, 2021 (the “Quarterly Report”);

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our Current Reports on Form 8-K filed with the SEC on January 19, 2021, January 25, 2021; January 28, 2021, February 5, 2021, February 17, 2021, February 26, 2021, March 9, 2021, March 19, 2021, April 27, 2021 and May 24, 2021; and

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the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
This prospectus supplement and accompanying prospectus is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement, the documents that are incorporated by reference in this prospectus supplement and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels, the sufficiency of future cash flows and our liquidity. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
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the risks and uncertainties relating to the sufficiency of our existing cash and cash equivalents and available borrowing capacity to comply with minimum liquidity requirements under our debt covenants, fund operations, and satisfy obligations including cash outflows for increased rent and planned capital expenditures currently and through at least March 31, 2022. This requires that we achieve significant increases in attendance levels beginning in the third quarter of 2021 and ultimately reaching approximately 90% of pre COVID-19 attendance levels by the fourth quarter of 2021 and through the first quarter of 2022 as the vaccine rollout continues and more Hollywood product is released in our theatres. If we are unable to achieve more normalized levels of attendance and operating revenues as described above, we may be required to obtain additional liquidity. If such additional liquidity were not realized or insufficient we likely would seek an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our common stock and other securities would likely suffer a total loss of their investment;

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the impact of the COVID-19 virus on us, the motion picture exhibition industry, and the economy in general, including our response to the COVID-19 virus related to suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees;

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risks and uncertainties relating to our significant indebtedness, including our borrowings and our ability to meet our financial maintenance and other covenants;

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shrinking exclusive theatrical release windows;

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certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities and limit or restrict our ability to pay dividends;

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risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges;

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risks relating to motion picture production and performance;

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our lack of control over distributors of films;

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intense competition in the geographic areas in which we operate;

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increased use of alternative film delivery methods including premium video on demand or other forms of entertainment, including the effects of the exit of the United Kingdom from the European Union;

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general and international economic, political, regulatory, social and financial market conditions and other risks including the effects of the exit of the United Kingdom from the European Union;

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limitations on the availability of capital or poor financial results may prevent us from deploying strategic initiatives;

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our ability to achieve expected synergies, benefits and performance from our strategic initiatives;

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our ability to refinance our indebtedness on terms favorable to us or at all;

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our ability to optimize our theatre circuit through new construction, the transformation of our existing theatres, and strategically closing underperforming theatres may be subject to delay and unanticipated costs;

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AMC Stubs® A-List may not meet anticipated revenue projections which could result in a negative impact upon operating results;

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failures, unavailability or security breaches of our information systems;

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our ability to utilize interest deduction carryforwards, net operating loss carryforwards and other tax attributes to reduce our future tax liability;

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impact of the elimination of the calculation of USD LIBOR rates on our contracts indexed to USD LIBOR;

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review by antitrust authorities in connection with acquisition opportunities;

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risks relating to the incurrence of legal liability, including costs associated with the ongoing securities class action lawsuits;

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dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

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increased costs in order to comply or resulting from failure to comply with governmental regulation, including the General Data Protection Regulation, the California Consumer Privacy Act and pending future domestic privacy laws and regulations;

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the dilution caused by recent and future sales of our Class A common stock could adversely affect the market price of the Class A common stock;

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the market price and trading volume of our shares of Class A common stock has been and may continue to be volatile, and purchasers of our securities could incur substantial losses;

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future offerings of debt, which would be senior to our Class A common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A common stock;

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geopolitical events, including the threat of terrorism or cyber-attacks, or widespread health emergencies, such as the novel coronavirus or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

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anti-takeover protections in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage or prevent a takeover of our Company, even if an acquisition would be beneficial to our stockholders;

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an issuance of preferred stock could dilute the voting power of the common stockholders and adversely affect the market value of our Class A common stock; and

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other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
It is very difficult to estimate our liquidity requirements, future cash burn rates and future attendance levels. Depending on the Company’s assumptions regarding the timing and ability to achieve more normalized levels of operating revenue, the estimates of amounts of required liquidity vary significantly. Similarly, it is very difficult to predict when theatre attendance levels will normalize, which we expect will depend on the widespread availability and use of effective vaccines for the coronavirus. However, our current cash burn rates are not sustainable. Further, we cannot predict what future changes may occur to the supply or release date of movie titles available for theatrical exhibition once moviegoers are prepared to return in large numbers. Nor can we know with certainty the impact of Warner Bros.’s announcement that it is releasing its entire 2021 slate of movies on HBO Max at the same time as the movies debut in theatres or any similar announcements regarding the release of movie titles concurrently to the home video or streaming markets, as those arrangements will be subject to negotiations that have not yet taken place. We estimate future attendance levels and other assumptions to predict our liquidity requirements and future cash burn but our ability to accurately predict our liquidity and cash burn is uncertain due to the unknown magnitude and duration of the COVID-19 pandemic. Further, there can be no assurances that the Company will be successful in generating the additional liquidity necessary to meet its obligations beyond twelve months from the issuance of these financial statements on terms acceptable to the Company or at all. If the Company is unable to maintain or renegotiate its minimum liquidity covenant requirements, it could have a significant adverse effect on the Company’s business, financial condition and operating results.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2020 Form 10-K under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2020 Form 10-K and in subsequent reports filed by us with the SEC, including Forms 10-Q and Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our Class A common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our shares of Class A common stock, especially the risks of investing in our Class A common stock discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.
THE COMPANY
We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100-year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.
We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

RISK FACTORS
Investing in our Class A common stock is highly speculative and involves risks. You should carefully consider the risk factors set forth below, the risks factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Report on Form 10-Q, all of which is incorporated by reference into this prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement, the accompanying prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Class A common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus supplement or in any document incorporated by reference into this prospectus supplement are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
Risks Related to This Offering
The market prices and trading volume of our shares of Class A common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock to incur substantial losses.
The market prices and trading volume of our shares of Class A common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock to incur substantial losses. For example, during 2021 to date, the market price of our Class A common stock has fluctuated from an intra-day low of $1.91 per share on January 5, 2021 to an intra-day high on the NYSE of $36.72 on May 28, 2021 and the last reported sale price of our Class A common stock on the NYSE on May 28, 2021, was $26.12 per share. During 2021 to date, daily trading volume ranged from approximately 23,598,228 to 1,254,198,812 shares. Within the last seven business days, the market price of our Class A common stock has fluctuated from an intra-day low of 12.05 on May 21, 2021 to $36.72 on May 28, 2021, and we have made no disclosure regarding a change to our underlying business during that period.
Extreme fluctuations in the market price of our Class A common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:
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the market price of our Class A common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

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factors in the public trading market for our Class A common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Class A common stock and any related hedging and other trading factors;

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our market capitalization, as implied by various trading prices, currently reflects valuations that diverge significantly from those seen prior to recent volatility and that are significantly higher than our market capitalization immediately prior to the COVID-19 pandemic, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our Class A common stock could incur substantial losses if there are declines in market prices driven by a return to earlier valuations;

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to the extent volatility in our Class A common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our Class A common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

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if the market price of our Class A common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the equity issuance of our Class A common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of Class A common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Class A common stock or result in fluctuations in the price or trading volume of our Class A common stock, including:
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the ongoing impacts and developments relating to the COVID-19 pandemic;

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actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

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our current inability to pay dividends or other distributions;

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publication of research reports by analysts or others about us or the motion picture exhibition industry, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

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changes in market interest rates that may cause purchasers of our shares to demand a different yield;

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changes in market valuations of similar companies;

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market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

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additions or departures of key personnel;

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actions by institutional or significant stockholders;

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short interest in our stock and the market response to such short interest;

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the dramatic increase in the number of individual holders of our stock and their participation in social media platforms targeted at speculative investing;

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speculation in the press or investment community about our company or industry;

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strategic actions by us or our competitors, such as acquisitions or other investments;

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legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the Internal Revenue Service (“IRS”);

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investigations, proceedings, or litigation that involve or affect us;

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the occurrence of any of the other risk factors included or incorporated by reference in this Annual Report on Form 10-K; and

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general market and economic conditions.

There has been significant recent dilution and may continue to be additional future dilution of our Class A common stock, which could adversely affect the market price of shares of our Class A common stock. The risks of future dilution must also be weighed against the risks of failing to increase our authorized shares, which could adversely affect the market price of shares of our Class A common stock.
From January 1, 2020 through June 1, 2021, we have issued 448,700,163 shares of our Class A common stock in a combination of at-the-market sales, conversion of Class B common stock, conversion of notes, exchanges of notes, transaction fee payments, equity grant vesting and the private placement of shares. The dilutive effect of these issuances was partially offset by the cancellation of 51,769,784 shares of our Class B common stock. Subject to shareholder approval of the increase in authorized shares described below, in the future, we may issue additional shares of Class A common stock to raise cash to bolster our liquidity, to refinance indebtedness, for working capital, to finance strategic initiatives and future acquisitions or for other purposes. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, shares of Class A common stock. We may also acquire interests in other companies or other assets by using a combination of cash and shares of Class A common stock or just shares of Class A common stock. Any of these events may dilute the ownership interests of current stockholders, reduce our earnings per share or have an adverse effect on the price of our shares of Class A common stock.
In addition, on January 27, 2021, our board of directors approved an amendment to our certificate of incorporation to increase the total number of shares of Class A common stock the Company shall have the authority to issue by 500,000,000 shares to a total of 1,024,173,073 shares of Class A common stock (the “Charter Amendment”). The Charter Amendment was subject to the approval of at least a majority of the capital stock entitled to vote and we submitted the Charter Amendment to our stockholders for approval at our annual meeting of stockholders. However, on April 27, 2021, our board of directors determined not to seek stockholder approval of the Charter Amendment and withdrew such proposal from stockholder consideration at our annual meeting of stockholders. Notwithstanding the foregoing, the proxy materials for our rescheduled annual meeting of stockholders will include a proposal to authorize additional shares of Class A common stock but in a quantity significantly smaller than the previous request, and the board of directors may from time to time in the future make additional proposals to increase our authorized share capital, in each case subject to stockholder approval, in each case subject to stockholder approval. If any such amendment to our certificate of incorporation is approved by our stockholders, we may issue an increased number of shares relative to the number of shares currently authorized by our certificate of incorporation. These future issuances may be dilutive to your investment and result in a decline in the market price of our Class A common stock.
This risk of future dilution must be weighed against the risk that our stockholders fail to approve an increase in our authorized number of shares of Class A common stock. If we are unable to issue equity in the future, this would create substantial risks, which could have an adverse effect on the price of our shares of Class A common stock, including:
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we will be unable to issue equity to bolster our liquidity and respond to future challenges, including if attendance levels do not return on the timing and to the levels assumed;

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for future financing, we may be required to issue additional debt, which may be unavailable on favorable terms or at all, or which would exacerbate the challenges created by our high leverage;

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we will be unable to issue equity in deleveraging transactions, including exchanges, redemptions or buy-backs of debt, which will limit our flexibility to delever; and

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we will be unable to issue equity as currency in strategic transactions, including acquisitions, joint ventures or in connection with landlord negotiations, which may prevent us from entering into transactions that could increase shareholder value.

A “short squeeze” due to a sudden increase in demand for shares of our Class A common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our Class A common stock.
Investors may purchase shares of our Class A common stock to hedge existing exposure or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Class A common stock for delivery to lenders of our Class A common stock. Those repurchases may, in turn, dramatically increase the price of shares of our Class A common stock until additional shares of our Class A common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our Class A common stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our Class A common stock will be the target of a short squeeze, and there is wide spread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our Class A common stock that may be unrelated or disproportionate to our operating performance or prospectus and, once investors purchase the shares of our Class A common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our Class A common stock may rapidly decline. Investors that purchase shares of our Class A common stock during a short squeeze may lose a significant portion of their investment.
Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.
We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our shares of Class A common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A common stock which could cause losses to your investments.
Future offerings of debt, which would be senior to our Class A common stock upon liquidation, and/or preferred equity securities, which may be senior to our Class A common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A common stock.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including convertible or non-convertible senior or subordinated notes, convertible or non-convertible preferred stock, medium-term notes and trust preferred securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Class A common stock. In addition, any preferred stock we may issue could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our Class A common stock. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our Class A common stock.
Increases in market interest rates may cause potential investors to seek higher returns and therefore reduce demand for our Class A common stock, which could result in a decline in our stock price.
One of the factors that may influence the price of our Class A common stock is the return on our Class A common stock (i.e., the amount of distributions as a percentage of the price of our Class A common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Class A common stock to expect a return, which we may be unable or choose not to provide. Further, higher interest rates would likely increase our borrowing costs and potentially decrease the cash available for distribution. Thus, higher market interest rates could cause the market price of our Class A common stock to decline.

USE OF PROCEEDS
The selling stockholder will receive all of the proceeds from its sale from time to time under this prospectus supplement and any accompanying prospectus supplement of the Class A common stock. We will not receive any proceeds from these sales.

DESCRIPTION OF CAPITAL STOCK
For a detailed description of our capital stock, see “Description of Capital Stock” in the accompanying prospectus.

SELLING STOCKHOLDER
On June 1, 2021, we entered into a share purchase agreement (the “Purchase Agreement”) with Mudrick Capital Management, LP (“Mudrick”) pursuant to which Mudrick purchased 8,500,000 shares of Class A common stock (the “Selling Stockholder Shares”) for $230,500,000. The Purchase Agreement requires the shares of Class A common stock contemplated by the immediately preceding sentence to be “freely-tradeable” and this prospectus supplement is being filed, in part, to satisfy this obligation. The agreement by Mudrick to purchase the Selling Stockholder Shares for the consideration described herein was entered into on a private placement basis pursuant to an exemption from the Securities Act. The purchase obligation is irrevocable, subject only to the registration of the Selling Stockholder Shares under the Securities Act.
For purposes of this prospectus supplement, “selling stockholder” includes the stockholder listed below and its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholder’s interests. Our registration of the shares of Class A common stock does not necessarily mean that the selling stockholder will sell all or any of such shares of Class A common stock. The following table sets forth certain information as of June 1, 2021 concerning the shares of Class A common stock that may be offered from time to time by the selling stockholder with this prospectus supplement. The information is based on information provided by or on behalf of the selling stockholder. Information about the selling stockholder may change over time. In particular, the selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Class A common stock since the date on which they provided us with information regarding their notes. Any changed or new information given to us by the selling stockholder will be set forth in subsequent prospectus supplements or amendments to the registration statement of which this prospectus supplement is a part, if and when necessary.
The beneficial ownership of the Class A common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage of shares owned prior to completion of the offering is based on 500,780,240 shares of Class A common stock outstanding as of June 1, 2021.
Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned as of June 1, 2021	Percentage of Class A Common Stock Beneficially Owned Prior to Completion of this Offering	Shares of Class A Common Stock Offered Pursuant to this Prospectus	Shares of Class A Common Stock Beneficially Owned upon Completion of this Offering	Percentage of Class A Common Stock Beneficially Owned upon Completion of this Offering(1)
Mudrick Capital Management, LP(2)	8,500,000	1.7%	8,500,000	—	—

(1)
We do not know when or in what amounts the selling stockholder may offer shares of common stock for sale. The selling stockholder may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that the selling stockholder will sell all of its shares of our common stock covered by this prospectus.

(2)
Consists of shares beneficially owned by Blackwell Partners LLC — Series A, Boston Patriot Batterymarch ST LLC, Mudrick Distressed Opportunity Drawdown Fund II SC, L.P., Mudrick Distressed Opportunity Drawdown Fund II, L.P., Mudrick Distressed Opportunity Fund Global, L.P., Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P.

PLAN OF DISTRIBUTION
The selling stockholder may sell the Class A common stock offered by this prospectus supplement from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•
to or through underwriters, brokers or dealers; or

•
through a combination of any of these methods of sale.

In addition, the manner in which the selling stockholder may sell some or all of the Class A common stock covered by this prospectus supplement includes any method permitted by law, including, without limitation, through:
•
“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

•
block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

The selling stockholder may also enter into hedging transactions. For example, the selling stockholder may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker- dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus supplement, in which case such broker-dealer or affiliate may use shares of Class A common stock received from the selling stockholder to close out its short positions;

•
sell Class A common stock short and re-deliver such shares to close out the short positions;

•
enter into options or other types of transactions that require the selling stockholder, as applicable, to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus supplement; or

•
loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus supplement.

The Class A common stock covered by this prospectus supplement may be sold:
•
on a national securities exchange;

•
in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus supplement and an applicable pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholder or others to settle such sales and may use securities received from the selling stockholder to close out any related short positions. The selling stockholder may also loan or pledge securities covered by this prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus supplement and the applicable pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable post-effective amendment to the extent required.

The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration and sale of the Selling Stockholder Shares, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Selling Stockholder Shares. We will not receive any proceeds from the sale of the Selling Stockholder Shares.
To the extent necessary, a prospectus supplement with respect to an offering of Class A common stock will state the terms of the offering of the Class A common stock, including:
•
the name or names of any underwriters or agents and the amounts of Class A common stock underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the Class A common stock and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
the method of distribution;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the Class A common stock described in this prospectus supplement by the selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

To the extent necessary, we will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
The selling stockholder may also resell all or a portion of the Selling Stockholder Shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries incorporated by reference in AMC Entertainment Holdings, Inc. and subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of AMC Entertainment Holdings, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over the financial reporting as of December 31, 2020 (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries as of December 31, 2019, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to changes in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

PROSPECTUS
AMC Entertainment Holdings, Inc.
Class A common stock
This prospectus relates to sales of the Class A common stock, par value $0.01 (the “Class A Common stock”) of AMC Entertainment Holdings, Inc. by us or our selling stockholders from time to time in one or more offerings. We or the selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of Class A common stock to be offered by the selling stockholders.
This prospectus describes some of the general terms that may apply to our Class A common stock. Each time Class A common stock is offered pursuant to this prospectus, we will file a prospectus supplement and attach it to this prospectus. We also may provide investors with a free writing prospectus. The prospectus supplement or any free writing prospectus will contain more specific information about the offering and, if applicable, prices and terms of the securities. Such supplements or free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement or free writing prospectus, as well as the documents incorporated by reference herein or therein, carefully before you make you invest in any of our securities.
This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.
The shares of our Class A common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices and varying prices determined at the times of sale or negotiated prices. The shares of our Class A common stock offered by this prospectus and the accompanying prospectus supplement or free writing prospectus may be offered by us or the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AMC.”

Investing in our Class A common stock involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (“SEC”). See the sections entitled “Risk Factors” below on page 7, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement, if any.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we or the selling stockholders to be named in a prospectus supplement or free writing prospectus may offer and sell, from time to time, in one or more offerings, shares of our Class A common stock described in this prospectus. This prospectus provides you with a general description of our Class A common stock that we may offer. To the extent required by applicable law, each time we or the selling stockholders sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information; Incorporation of Documents by Reference” before buying any of the shares of Class A common stock being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference”, and any free writing prospectus that we prepare and distribute.
Neither we nor the selling stockholders or any of our their respective affiliates have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholder. We and the selling stockholders may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR CLASS A COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021 (the “Annual Report”);

•
our Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2021 (but only with respect to information required by Part III of our Annual Report);

•
our Current Reports on Form 8-K filed with the SEC on January 19, 2021, January 25, 2021; January 28, 2021, February 5, 2021, February 17, 2021, February 26, 2021, March 9, 2021, March 10, 2021 and March 19, 2021; and

•
the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels and our liquidity. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
•
the risks and uncertainties relating to the sufficiency of our existing cash and cash equivalents and available borrowing capacity to comply with minimum liquidity requirements under our debt covenants, fund operations, and satisfy obligations including cash outflows for increased rent and planned capital expenditures currently and through at least March 31, 2022. This requires that we achieve significant increases in attendance levels beginning in the third quarter of 2021 and ultimately reaching approximately 90% of pre COVID-19 attendance levels by the fourth quarter of 2021 and through the first quarter of 2022 as the vaccine rollout continues and more Hollywood product is released in our theatres. If we are unable to achieve more normalized levels of attendance and operating revenues as described above, we may be required to obtain additional liquidity. If such additional liquidity were not realized or insufficient we likely would seek an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our common stock and other securities would likely suffer a total loss of their investment;

•
the impact of the COVID-19 virus on us, the motion picture exhibition industry, and the economy in general, including our response to the COVID-19 virus related to suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees;

•
risks and uncertainties relating to our significant indebtedness, including our borrowings and our ability to meet our financial maintenance and other covenants;

•
shrinking exclusive theatrical release windows;

•
certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities and limit or restrict our ability to pay dividends;

•
risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges;

•
risks relating to motion picture production and performance;

•
our lack of control over distributors of films;

•
intense competition in the geographic areas in which we operate;

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increased use of alternative film delivery methods including premium video on demand or other forms of entertainment;

•
general and international economic, political, regulatory, social and financial market conditions and other risks including the effects of the exit of the United Kingdom from the European Union;

•
limitations on the availability of capital or poor financial results may prevent us from deploying strategic initiatives;

•
our ability to achieve expected synergies, benefits and performance from our strategic initiatives;

•
our ability to refinance our indebtedness on terms favorable to us or at all;

•
our ability to optimize our theatre circuit through new construction, the transformation of our existing theatres, and strategically closing underperforming theatres may be subject to delay and unanticipated costs;

•
AMC Stubs® A-List may not meet anticipated revenue projections which could result in a negative impact upon operating results;

•
failures, unavailability or security breaches of our information systems;

•
our ability to utilize interest expense deductions may be limited annually due to Section 163(j) of the Tax Cuts and Jobs Act of 2017;

•
our ability to recognize interest deduction carryforwards, net operating loss carryforwards, cancellation of debt income and other tax attributes to reduce our future tax liability;

•
our ability to recognize certain international deferred tax assets which currently do not have a valuation allowance recorded;

•
impact of the elimination of the calculation of USD LIBOR rates on our contracts indexed to USD LIBOR;

•
review by antitrust authorities in connection with acquisition opportunities;

•
risks relating to the incurrence of legal liability, including costs associated with the ongoing securities class action lawsuits;

•
dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

•
increased costs in order to comply or resulting from a failure to comply with governmental regulation, including the General Data Protection Regulation, the California Consumer Privacy Act and pending future domestic privacy laws and regulations;

•
the dilution caused by recent and future sales of our Class A common stock could adversely affect the market price of the Class A common stock;

•
the market price and trading volume of our shares of Class A common stock has been and may continue to be volatile, and purchasers of our securities could incur substantial losses;

•
future offerings of debt, which would be senior to our Class A common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A common stock;

•
geopolitical events, including the threat of terrorism or cyber-attacks, or widespread health emergencies, such as the novel coronavirus or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

•
anti-takeover protections in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage or prevent a takeover of our Company, even if an acquisition would be beneficial to our stockholders;

•
an issuance of preferred stock could dilute the voting power of the common stockholders and adversely affect the market value of our Class A common stock; and

•
other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2020 Form 10-K under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2020 Form 10-K and in subsequent reports filed by us with the SEC, including Forms 10-Q and Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.
THE COMPANY
We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100-year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.
We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

RISK FACTORS
Investing in our Class A common stock involves risks. You should carefully consider the risk factors set forth below and the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and on Form 8-K, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Class A common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
Except as otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of the Class A common stock offered by this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures and other investments. We will not receive any proceeds from any sale of shares of our Class A common stock by any selling stockholders. Additional information on the use of net proceeds from the sale of Class A common stock offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is summarized from, and qualified in its entirety by reference to Delaware law, our amended and restated certificate of incorporation (the “certificate of incorporation”) and our amended and restated bylaws (the “bylaws”), each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference.”
Our authorized capital stock consists of 524,173,073 shares of Class A common stock, 51,769,784 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share. As of April 27, 2021, there were 450,280,240 shares of Class A common stock outstanding, no shares of Class B common stock outstanding and no shares of preferred stock outstanding. Our Class A common stock is listed on the NYSE under the symbol “AMC.” The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.
On January 27, 2021, our board of directors (the “AMC Board”) approved an amendment to the Company’s certificate of incorporation to increase the total number of shares of Class A common stock the Company shall have the authority to issue by 500,000,000 shares to a total of 1,024,173,073 shares of Class A common stock (the “Charter Amendment”). The Charter Amendment was subject to the approval of at least a majority of the capital stock entitled to vote and we submitted the Charter Amendment to our stockholders for approval at our annual meeting of stockholders. However, on April 27, 2021, our board of directors determined not to seek stockholder approval of the Charter Amendment and withdrew such proposal from stockholder consideration at our annual meeting of stockholders. Notwithstanding the foregoing, our board of directors reserves the right to propose an amendment to our certificate of incorporation to increase the authorized shares at any point in the future.
On February 1, 2021, Wanda America Entertainment, Inc. (“Wanda”) converted its Class B common stock, into an equal number of the Company’s Class A common stock, pursuant to the terms of the Company’s certificate of incorporation. No additional shares of Class B common stock will be issued following such conversion and the shares of Class B common stock that were converted shall be retired by the Company and shall not be available for issuance.
Voting Rights
Holders of Class A common stock are entitled to one vote per share. Our directors are elected by all of the common stockholders voting together as a single class.
Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of our outstanding voting power. Except as otherwise required by the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation or voting rights granted to any subsequently issued preferred stock, the holders of outstanding shares of our common stock and our preferred stock entitled to vote thereon, if any, vote as one class with respect to all matters to be voted on by our stockholders. Under the DGCL, amendments to our certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class
Conversion
The Class A common stock is not convertible into any other shares of our capital stock.
No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.
Dividends
Holders of Class A common stock share ratably (based on the number of shares of common stock held) in any dividend declared by the AMC Board, subject to any preferential rights of any outstanding preferred stock.

Other Rights
Upon liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.
Preferred Stock
Our certificate of incorporation authorizes the AMC Board to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock in one or more series without further stockholder approval. The AMC Board is authorized, without further stockholder approval, to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series.
Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of our certificate of incorporation and bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of AMC without prior approval of the AMC Board. These provisions are meant to encourage persons interested in acquiring control of AMC to first consult with the AMC Board to negotiate terms of a potential business combination or offer. For example, the certificate of incorporation and bylaws:
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provide for a classified board of directors, pursuant to which the AMC Board is divided into three classes whose members serve three-year staggered terms;

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provide that the size of the AMC Board will be set by members of the AMC Board, and any vacancy on the AMC Board, including a vacancy resulting from an enlargement of the AMC Board, may be filled only by vote of a majority of the directors then in office;

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do not permit stockholders to take action by written consent;

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provide that, except as otherwise required by law, special meetings of stockholders can only be called by the AMC Board;

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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the AMC Board;

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limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the AMC Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting;

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authorize the issuance of “blank check” preferred stock that could be issued by the AMC Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

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do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

The certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
The bylaws state that unless AMC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of AMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of AMC to AMC or AMC’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (iv) any action asserting a claim against AMC governed by the internal affairs doctrine; provided, however, that this provision of the bylaws does not apply to any actions arising under the Securities Act or the Exchange Act.
Special Meeting of Stockholders
Special meetings of our stockholders may be called only by a majority of our directors.
No Actions by Written Consent
Stockholder action can be taken only at an annual or special meeting of stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 60th day prior to such meeting and not later than the close of business on the later of the 30th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AMC by means of a proxy contest, tender offer, merger or otherwise.
Amendments to Certificate of Incorporation or Bylaws
The certificate of incorporation provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend the certificate of incorporation. In addition, under the DGCL, an amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to the bylaws, the AMC Board may from time to time make, amend, supplement or repeal the bylaws by vote of a majority of the AMC Board.
Registration Rights
Pursuant to a registration rights agreement dated December 23, 2013, we have agreed, subject to certain conditions, to use our best efforts to effect registered offerings upon request from Wanda and have granted incidental or “piggyback” registration rights with respect to our common stock held by Wanda. Pursuant to the amended and restated investment agreement, dated as of July 31, 2020, we have agreed, subject to certain conditions, to use our reasonable efforts to effect registered offerings upon request from holders of the 2.95% Senior Secured Convertible Notes due 2026 with respect to the Class A common stock issuable upon conversion of the such notes. Pursuant to a registration rights agreement, dated July 31, 2020, we have agreed, subject to certain conditions, to use our reasonable best efforts to effect registered offerings upon request from certain holders of our Class A common stock that are party to the backstop agreement, dated July 10, 2020, that we entered into with certain holders of our subordinated notes These registration rights of our stockholders and other parties could impair the prevailing market price and impair our ability to raise capital by depressing the price at which we could sell our Class A common stock.
Limitation of Liability and Indemnification of Directors and Officers
As permitted by the DGCL, we have adopted provisions in the certificate of incorporation that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:
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any breach of the person’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

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any transaction from which the person derived an improper personal benefit.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
As permitted by the DGCL, the certificate of incorporation and bylaws provide that:
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we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

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we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We currently maintain liability insurance for our directors and officers.
The certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. The bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deems appropriate.

Provisions of the Certificate of Incorporation Relating to Corporate Opportunities
To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and Wanda and its subsidiaries, the certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve Wanda and its officers and directors.
The certificate of incorporation provides that, subject to any written agreement to the contrary, Wanda will have no duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in the certificate of incorporation, neither Wanda nor its officers or directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of Wanda.
The certificate of incorporation also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Wanda. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us or any of our subsidiaries or Wanda, shall be considered contrary to any fiduciary duty to us or our stockholders of any director or officer of AMC who is also a director, officer or employee of Wanda. With limited exceptions, to the fullest extent permitted by law, no director or officer of AMC who is also a director, officer or employee of Wanda shall have or be under any fiduciary duty to us or our stockholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of Wanda in respect of any such agreement or performing any such agreement in accordance with its terms.
The certificate of incorporation further provides that if one of our directors or officers who is also a director or officer of Wanda acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Wanda and AMC, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:
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a corporate opportunity offered to any person who is an officer of AMC and who is also a director but not an officer of Wanda, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person’s capacity as one of our officers, in which case it will not belong to us;

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a corporate opportunity offered to any person who is a director but not an officer of AMC, and who is also a director or officer of Wanda, will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our directors; and

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corporate opportunity offered to any person who is an officer of both Wanda and AMC will belong to AMC only if that opportunity is expressly offered to that person in that person’s capacity as one of AMC’s officers.

Notwithstanding these provisions, the certificate of incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.
These provisions in the certificate of incorporation will no longer be effective on the date that none of our directors or officers are also directors or officers of Wanda.
If the certificate of incorporation did not include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and Wanda conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines set forth in the certificate of incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of the certificate of incorporation and Delaware law, Delaware law would control.
SELLING STOCKHOLDERS
Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our common stock by the selling stockholders, the number of shares to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods of sale.

In addition, the manner in which we or the selling stockholders may sell some or all of the Class A common stock covered by this prospectus includes any method permitted by law, including, without limitation, through:
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“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

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block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We or the selling stockholders may also enter into hedging transactions. For example, we and the selling stockholders may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from us or selling stockholders to close out its short positions;

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sell Class A common stock short and re-deliver such shares to close out the short positions;

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enter into options or other types of transactions that require us or the selling stockholders to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

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loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The Class A common stock covered by this prospectus may be sold:
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on a national securities exchange;

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in the over-the-counter market; or

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in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us or selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post effective amendment) to the extent required.
A prospectus supplement with respect to each offering of Class A common stock will state the terms of the offering of the Class A common stock, including:
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the name or names of any underwriters or agents and the amounts of Class A common stock underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the Class A common stock and the net proceeds to be received by us or the selling stockholders from the sale;

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any delayed delivery arrangements;

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the method of distribution;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the Class A common stock described in this prospectus by us and the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries incorporated by reference in AMC Entertainment Holdings, Inc. and subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of AMC Entertainment Holdings, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over the financial reporting as of December 31, 2020 (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries as of December 31, 2019, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

Up to 8,500,000 Shares
Class A Common Stock
PROSPECTUS SUPPLEMENT
June 1, 2021